UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2017
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Commission File Number 001-08198

HSBC FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	86-1052062
(State of incorporation)	(I.R.S. Employer Identification No.)
1421 West Shure Drive, Suite 100, Arlington Heights, Illinois	60004
(Address of principal executive offices)	(Zip Code)

(224) 880-7000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (17 CFR 230.405 or Rule 12b-2 of the Securities Exchange act of 1934 (17 CFR 240.12b-2.
Emerging growth company ☐
If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

HSBC Finance Corporation

Item 7.01. Regulation FD Disclosure.
This filing contains inside information for the purposes of Article 7 of Regulation (EU) No. 596/2014, and constitutes "regulated information" for the purposes of Article 2(1)(k) of Directive 2004/109/EC, as amended.
On September 25, 2017, HSBC Finance Corporation (“HSBC Finance”) announced a bondholders’ meeting (the “Meeting”) for its Japanese Yen Bonds - Twelfth Series (2006) (¥15,000,000,000 aggregate outstanding principal amount bearing interest at 2.54 percent per annum) (the “Bonds”) at 2:00 p.m., Tokyo time, on November 1, 2017. The purpose of the Meeting is to obtain approval from existing holders of the Bonds (the “Bondholders”) for certain amendments (the “Proposal”) to the Conditions of the Bonds (the “Conditions”).
The Proposal primarily requests approval to (1) change the current maturity date of the Bonds (February 16, 2021) to an earlier date; and (2) change the current redemption amount of the Bonds from the principal amount of the Bonds to the principal amount of the Bonds plus a premium (the “Premium”). The Premium outlined in the Proposal is 9.156 percent of the principal amount of the Bonds (¥9,156,000 per ¥100,000,000 principal amount of the Bonds).
The approval by Bondholders holding greater than 50 percent of the aggregate principal amount of Bonds represented at the Meeting, whether in person, by proxy or through the exercise of voting rights in writing, is required in order to approve the Proposal. If the Proposal is approved by Bondholders at the Meeting, a petition for approval will be filed with a Japanese court within one week from the date of the Meeting. If the Proposal is approved by the Japanese court or if the Japanese court determines that the relevant procedures do not apply to the Bonds, HSBC Finance will take measures to redeem the Bonds based on the Conditions as amended by the Proposal (the “Amended Conditions”).
The effective date of the Amended Conditions will be the effective date of the approval by the Japanese court or November 1, 2017. The early redemption date will be determined by HSBC Finance in accordance with the Amended Conditions and is dependent on various factors, including approval of the Proposal by the Bondholders and the outcome of the application for Japanese court approval. Regardless of the early redemption date, the Premium will remain at 9.156 percent of the principal amount of the Bonds.
HSBC Finance has appointed Mizuho Bank, Ltd. as administration agent with respect to the Meeting and the Proposal. Requests for documents with respect to the Meeting or the Proposal should be directed to Mizuho Bank, Ltd. at +81-3-5252-6400. HSBC Finance has also retained HSBC Securities (Asia) Limited as solicitation agent with respect to the Proposal. Questions concerning the Proposal should be directed to HSBC Securities (Asia) Limited at +852 2822 4100.

HSBC Finance Corporation

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    September 25, 2017

HSBC FINANCE CORPORATION

By:	/s/ MICHAEL A. REEVES
Michael A. Reeves
Executive Vice President and
Chief Financial Officer

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